Exhibit (m)(4)(i)

AMENDED SCHEDULE A

with respect to

VOYA VARIABLE PORTFOLIOS, INC.

AMENDED AND RESTATED SHAREHOLDER SERVICING PLAN

CLASS T SHARES

Portfolios

Voya Global High Dividend Low Volatility Portfolio